Exhibit 99.2

Host Europe Holdings Limited
Financial Statements
Years ended 31 December 2016, 2015 and 2014

Host Europe Holdings Limited

Host Europe Holdings Limited

I.	Independent auditor’s report to the members of Host Europe Holdings Limited
We have audited the accompanying consolidated financial statements of Host Europe Holdings Limited and its subsidiaries (the "Company"), which comprise the Consolidated Balance Sheets as of 31 December 2016, 2015 and 2014, and the related Consolidated Income Statement, Consolidated Statement of Comprehensive Income, Consolidated Statement of Changes in Equity and Consolidated Cash Flow Statement for the years then ended, and the related Notes to the consolidated financial statements.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Europe Holdings Limited and its subsidiaries as of 31 December 2016, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with IFRSs as issued by the IASB.
Emphasis of matter
As discussed in Note 32 to the consolidated financial statements, the Company has restated the comparative information for 2015 and 2014. Our opinion is not modified with respect to this matter

/s/ DELOITTE LLP

DELOITTE LLP
31 March 2017

Host Europe Holdings Limited

II.	Consolidated Income Statement
For the years ended 31 December 2016, 2015 and 2014

	Note:	2016	2015	2014
		€’000	€’000	€’000
			Restated*	Restated*
Continuing operations
Revenue	5	307,157	269,803	188,823
Cost of sales		(71,280)	(64,580)	(47,482)
Gross profit		235,877	205,223	141,341
Administrative expenses		(180,914)	(170,204)	(113,975)
Operating profit		54,963	35,019	27,366
Finance income	9	969	257	72
Finance costs	10	(97,215)	(100,637)	(74,776)
Loss before tax		(41,283)	(65,361)	(47,338)
Tax (charge)/credit	11	(4,123)	501	891
Loss from continuing operations		(45,406)	(64,860)	(46,447)
Discontinued operations
Profit from discontinued operation, net of tax	6	167	—	—
Loss for the year	7	(45,239)	(64,860)	(46,447)
Attributable to:
Owners of the Company		(45,239)	(64,860)	(46,447)
		(45,239)	(64,860)	(46,447)
* see Note 32

Host Europe Holdings Limited

III.	Consolidated Statement of Comprehensive Income
For the years ended 31 December 2016, 2015 and 2014

	2016	2015	2014
	€’000	€’000	€’000
		Restated*	Restated*

Loss for the year	(45,239)	(64,860)	(46,447)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	19,743	(5,856)	(676)
Total comprehensive loss for the year	(25,496)	(70,716)	(47,123)
Total comprehensive loss attributable to:
Owners of the Company	(25,496)	(70,716)	(47,123)
* see Note 32

Host Europe Holdings Limited

IV.	Consolidated Balance Sheet
As at 31 December 2016, 2015 and 2014

	Note:	2016	2015	2014
		€’000	€’000	€’000
			Restated*	Restated*
Non-current assets
Goodwill	12	680,607	705,245	507,100
Other intangible assets	13	319,243	345,728	267,331
Property, plant and equipment	14	81,709	76,308	45,055
		1,081,559	1,127,281	819,486
Current assets
Trade and other receivables	16	48,852	39,000	16,620
Cash and bank balances	25	28,511	26,584	24,726
		77,363	65,584	41,346
Assets held for sale		3,808	—	—
Total assets		1,162,730	1,192,865	860,832
Current liabilities
Trade and other payables	21	(215,542)	(175,137)	(87,613)
Current tax liabilities		(10,958)	(6,585)	(4,108)
Obligations under finance leases	20	(811)	(1,426)	(1,185)
Borrowings	17	(4,690)	(1,589)	(5,970)
Short-term provisions	22	(380)	(1,170)	(1,349)
Deferred revenue		(23,296)	(19,872)	(13,829)
		(255,677)	(205,779)	(114,054)
Net current liabilities		(176,870)	(140,195)	(72,708)
Non-current liabilities
Trade and other payables	21	(5,349)	—	—
Borrowings	17	(948,911)	(1,005,875)	(726,019)
Derivative financial instruments	18	(1,795)	(2,902)	(2,794)
Deferred tax liabilities	19	(83,125)	(87,593)	(64,590)
Long-term provisions	22	(5,954)	(5,511)	(879)
Obligations under finance leases	20	(617)	(771)	(344)
		(1,045,751)	(1,102,652)	(794,626)
Liabilities directly associated with the assets held for sale		(2,364)	—	—
Total liabilities		(1,303,792)	(1,308,431)	(908,680)
Net liabilities		(141,062)	(115,566)	(47,848)
Equity
Share capital	23	21,304	21,304	18,306
Foreign exchange reserve		13,211	(6,532)	(676)
Accumulated deficit		(175,577)	(130,338)	(65,478)
Equity attributable to owners of the Company		(141,062)	(115,566)	(47,848)
* see Note 32
The financial statements were approved by the board of directors and authorised for issue on 31 March 2017. They were signed on its behalf by:

/s/ Tobias Mohr

T Mohr
Director

Host Europe Holdings Limited

V.	Consolidated Statement of Changes in Equity
For the years ended 31 December 2016, 2015 and 2014

	Share Capital	Accumulated Deficit	Foreign Exchange Reserve	Total
	€’000	€’000	€’000	€’000

Balance at 1 January 2016	21,304	(130,338)	(6,532)	(115,566)
Loss for the period	—	(45,239)	—	(45,239)
Other comprehensive income for the period	—	—	19,743	19,743
Total comprehensive income (loss) for the period	—	(45,239)	19,743	(25,496)
Issue of share capital	—	—	—	—
Balance at 31 December 2016	21,304	(175,577)	13,211	(141,062)

	Share Capital	Accumulated Deficit	Foreign Exchange Reserve	Total
	€’000	€’000	€’000	€’000

Balance at 1 January 2015 as restated*	18,306	(65,478)	(676)	(47,848)
Loss for the period	—	(64,860)	—	(64,860)
Other comprehensive loss for the period	—	—	(5,856)	(5,856)
Total comprehensive loss for the period	—	(64,860)	(5,856)	(70,716)
Issue of share capital	2,998	—	—	2,998
Balance at 31 December 2015	21,304	(130,338)	(6,532)	(115,566)
* see Note 32

	Share Capital	Accumulated Deficit	Foreign Exchange Reserve	Total
	€’000	€’000	€’000	€’000

Balance at 1 January 2014 as restated*	18,305	(19,031)	—	(726)
Loss for the period	—	(46,447)	—	(46,447)
Other comprehensive loss for the period	—	—	(676)	(676)
Total comprehensive loss for the period	—	(46,447)	(676)	(47,123)
Issue of share capital	1	—	—	1
Balance at 31 December 2014	18,306	(65,478)	(676)	(47,848)
* see Note 32

Host Europe Holdings Limited

VI.	Consolidated Cash Flow Statement
For the years ended 31 December 2016, 2015 and 2014

	Note:	2016	2015	2014
		€’000	€’000	€’000

Net cash from operating activities	25	62,075	18,827	41,035
Investing activities
Interest received		168	215	22
Purchases of property, plant and equipment		(38,131)	(29,719)	(18,610)
Purchases of intangible assets		(14,466)	(8,128)	(3,199)
Acquisition of subsidiaries, net of cash acquired	24	(37,536)	(151,322)	(3,039)
Net cash used in investing activities		(89,965)	(188,954)	(24,826)
Financing activities
New borrowings		39,080	554,179	96
Repayments of borrowings		(5,677)	(383,741)	(16,742)
Repayments of obligations under finance lease		(1,957)	(2,867)	(2,047)
Proceeds on issue of shares		—	2,998	1
Net cash from financing activities		31,446	170,569	(18,692)
Net increase/(decrease) in cash and cash equivalents		3,556	442	(2,483)
Cash and cash equivalents at beginning of year		26,584	24,726	25,697
Effect of foreign exchange rate changes		(1,629)	1,416	1,512
Cash and cash equivalents at end of year		28,511	26,584	24,726

Host Europe Holdings Limited

VII.	Notes to the Consolidated Financial Statements
For the years ended 31 December 2016, 2015 and 2014

1.	General information
Host Europe Holdings Limited (the “Company”) is a company incorporated in the United Kingdom under the Companies Act. The address of the registered office is 11/15 Seaton Place, St Helier, Jersey JE4 0QH. The company and its subsidiaries (the “Group”) provide web hosting, application hosting, managed hosting services and internet domain names mainly to small and medium-sized customers (SME).
The Group plans to continue its existing activities.
These financial statements are presented in euros because that is the currency of the primary economic environment in which the Group operates. Foreign operations are included in accordance with the policies set out in Note 3. Amounts are stated in thousands of euros except where otherwise indicated; which may lead to rounding discrepancies.

2.	Adoption of new and revised Standards

2.1.	Amendments to IFRSs and the new Interpretation that are mandatorily effective for the year 2016
In the year 2016, the Group has applied a number of amendments to IFRSs and a new Interpretation issued by the International Accounting Standards Board (IASB) that are mandatorily effective for an accounting period that begins on or after 1 January 2016. Their adoption has not had any material impact on the disclosures or on the amounts reported in these financial statements.

Amendments to IAS 1 Disclosure Initiative
The amendments clarify that an entity need not provide a specific disclosure required by an IFRS if the information resulting from that disclosure is not material, and give guidance on the bases of aggregating and disaggregating information for disclosure purposes. However, the amendments reiterate that an entity should consider providing additional disclosures when compliance with the specific requirements in IFRS is insufficient to enable users of financial statements to understand the impact of particular transactions, events and conditions on the entity’s financial position and financial performance.

Improvements to IFRS 2010 - 2012
In the course of this annual improvement project seven standards have been amended. The aim by adjusting the wording of individual IFRS is to clarify the existing regulations. Additionally, there are amendments with an impact on the notes. IFRS2, IFRS 3, IFRS 8, IFRS 13, IAS 16, IAS 24 and IAS 38 are affected.
The amendments to IFRS 2 and IFRS 3 are, despite the application of regulations concerning business years starting on or after 1 February 2015, to be applied on transactions occurring on or after 1 July 2014.

Improvements to IFRS 2012 - 2014
In the course of this annual improvement project four standards have been amended. The aim by adjusting the wording of individual IFRS/IAS is to clarify the existing regulations. IFRS 5, IFRS 7, IAS 19 and IAS 34 are affected.

2.2.	New and revised IFRSs in issue but not yet effective
At the date of authorisation of these financial statements, the Group has not applied the following new and revised IFRSs that have been issued by the IASB but are not yet effective:

IFRS 9	Financial Instruments

IFRS 15	Revenue from Contracts with Customers

IFRS 16	Leases

Amendments to IFRS 2	Classification and Measurement of Share-based Payment Transactions

Amendments to IAS 7	Disclosure Initiative

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

Amendments to IAS 12	Recognition of Deferred Tax Assets for Unrealised Losses

Amendments to IFRS 15	Clarifications to IFRS 15

Amendment to IAS 40	Transfers of Investment Property

Host Europe Holdings Limited

IFRIC 22	Foreign Currency Transactions and Advance Consideration

Annual Improvements to IFRSs: 2014-2016	Amendments to: IFRS 12 Disclosure of Interests in Other Entities
The directors do not expect that the adoption of the standards listed above will have a material impact on the financial statements of the Group in future periods, except that IFRS 9 will impact both the measurement and disclosures of financial instruments and IFRS 15 may have an impact on revenue recognition and related disclosures. Furthermore, IFRS 16 will likely result in the Group’s operating leases being reflected on the balance sheet and respectively on the Income Statement accounts. Beyond the information above, it is not practicable to provide a reasonable estimate of the effect of IFRS 9, IFRS 15 and IFRS 16 until a detailed review has been completed.

3.	Significant accounting policies
The principal accounting policies adopted are set out below.

3.1.	Basis of accounting
The Group consolidated financial statements have been prepared and approved by the Directors in accordance with International Financial Reporting Standards (IFRSs), as issued by the International Accounting Standards Board (IASB) effective as at 31 December 2016.
The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2, leasing transactions that are within the scope of IAS 17, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 or value in use in IAS 36.
In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

3.2.	Basis of consolidation
The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries) made up to 31 December each year. Control is achieved when the Group:

•	has the power over the investee;

•	is exposed, or has rights, to variable return from its involvement with the investee; and

•	has the ability to use its power to affects its returns.
The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.
Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, the results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the date the Group gains control until the date when the Group ceases to control the subsidiary.
Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with the Group’s accounting policies.

Host Europe Holdings Limited

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between the members of the Group are eliminated on consolidation.

3.3.	Going concern
The directors have, at the time of approving the financial statements, a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the financial statements.

3.4.	Business combinations
Acquisitions of subsidiaries and businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interest issued by the Group in exchange for control of the acquiree. Acquisition-related costs are recognised in profit or loss as incurred with the exception of the costs of registering and issuing debt and equity securities recognized as a reduction of the proceeds of the debt or equity securities issued.
At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognised at their fair value at the acquisition date, except that:

•
deferred tax assets or liabilities and assets or liabilities related to employee benefit arrangements are recognised and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively; and

•	assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that Standard.
Goodwill is measured as the excess of the sum of the consideration transferred and the fair value of the acquirer's previously held equity interest in the acquiree over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed.
When the consideration transferred by the Group in a business combination includes an asset or liability resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Changes in fair value of the contingent consideration that qualify as measurement period adjustments are adjusted retrospectively, with corresponding adjustments against goodwill. Measurement period adjustments are adjustments that arise from additional information obtained during the ‘measurement period’ (which cannot exceed one year from the acquisition date) about facts and circumstances that existed at the acquisition date.
The subsequent accounting for changes in the fair value of the contingent consideration that do not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with IAS 39, or IAS 37 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognised in profit or loss.

3.5.	Discontinued operation
A discontinued operation is a component of the Group’s business, the operations and cash flows of which can be clearly distinguished from the rest of the Group and which:

•	represents a separate major line of business or geographic area of operations;

•	is part of a single co-ordinated plan to dispose of a separate major line of business or geographic area of operations; or

•	is a subsidiary acquired exclusively with a view to re-sale.
Classification as a discontinued operation occurs at the earlier of disposal or when the operation meets the criteria to be classified as held-for-sale.
When an operation is classified as a discontinued operation, the comparative income statement and OCI is re-presented as if the operation had been discontinued from the start of the comparative year.

Host Europe Holdings Limited

3.6.	Assets held for sale
Non-current assets, or disposal groups comprising assets and liabilities, are classified as held-for-sale if it is highly probable that they will be recovered primarily through sale rather than through continuing use.
Such assets, or disposal groups, are generally measured at the lower of their carrying amount and fair value less costs to sell. Any impairment loss on a disposal group is allocated first to goodwill, and then to the remaining assets and liabilities on a pro rata basis, except that no loss is allocated to inventories, financial assets, deferred tax assets, employee benefit assets, investment property or biological assets, which continue to be measured in accordance with the Group’s other accounting policies. Impairment losses on initial classification as held-for-sale or held-for-distribution and subsequent gains and losses on remeasurement are recognised in profit or loss.
Once classified as held-for-sale, intangible assets and property, plant and equipment are no longer amortised or depreciated, and any equity-accounted investee is no longer equity accounted.

3.7.	Revenue recognition
Revenue comprises the value of web hosting and network services provided, and internet domain names issued, net of value added tax. Fees for web hosting and network services are deferred and recognised evenly over the period of the contract. Income from the issue of domain names is recognised in full on registration of the domain names.
Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales-related taxes.

3.7.1.	Sale of goods
Revenue from the sale of goods is recognised when all the following conditions are satisfied:

•	the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	the amount of revenue can be measured reliably;

•	it is probable that the economic benefits associated with the transaction will flow to the entity; and

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

3.7.2.	Rendering of services
Rendering of services comprises the value of web hosting and network services provided, and internet domain names issued, net of value added tax. Fees for web hosting and network services are deferred and recognised evenly over the period of the contract.
Income from the issue of domain names is recognised in full on registration of the domain names.
3.7.3. Interest Income
Interest income is recognised when it is probable that the economic benefits will flow to the Group and the amount of revenue can be measured reliably. Interest income is accrued on a time basis, by reference to the principal.

3.8.	Goodwill
Goodwill is initially recognised and measured as set out above.
Goodwill is not amortised but is reviewed for impairment at least annually. For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period.
The definition of cash-generating units within the Group and groups of cash-generating units to which goodwill relates, as well as the allocation of goodwill, acquired through business combinations, to groups of cash-generating units is subject to the judgment of the management. Cash-generating units are defined in accordance with IAS 36 as the smallest

Host Europe Holdings Limited

identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The Group defined “Mass” (comprising Domains, Application Hosting and Cloud Hosting business units), “Managed” (comprising the Managed Hosting business unit only), “Reseller” (comprising the Heart Internet business unit only) and “World Hosting Days” (comprising the global event series for cloud services and internet infrastructure business units) as cash-generating units as these are the lowest level at which goodwill is monitored for internal management purposes.
On disposal of a cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

3.9.	Leases
Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

3.9.1.	The Group as lessee
Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation.
Lease payments are apportioned between finance expenses and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance expenses are recognised immediately in profit or loss, unless they are directly attributable to qualifying assets, in which case they are capitalised in accordance with the Group’s general policy on borrowing costs (see below). Contingent rentals are recognised as expenses in the periods in which they are incurred.
Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.
In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

3.10.	Foreign currencies
The consolidated financial statements are presented in Euros, the Group’s presentation currency. Each company within the Group determines its own functional currency which is the currency of the primary economic environment in which it operates. UK subsidiaries’ functional currency is Sterling; German, French and Spanish subsidiaries’ functional currency is Euros; Swiss subsidiaries’ functional currency is Swiss Franc, Romanian subsidiaries’ functional currency is Leu and US subsidiaries is US dollars.
Transactions in currencies other than the company’s functional currency (foreign currencies) are recognised at the rates of exchange prevailing on the dates of the transactions. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences are recognised in profit or loss in the period.
Average exchange rates are used to translate the results of all subsidiaries that have a functional currency other than Euros. The balance sheets of such entities are translated at period end exchange rates. The resulting differences are recorded through a separate component of equity.

3.11.	Employee benefits

3.11.1.	Short-term employee benefits
Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably. Short-term employee benefits consist of bonuses, vacation and overtime.

Host Europe Holdings Limited

3.11.2.	Retirement benefit costs
Payments to defined contribution retirement benefit schemes are recognised as an expense when employees have rendered service entitling them to the contributions. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

3.12.	Taxation
The tax expense represents the sum of the tax currently payable and deferred tax.

3.12.1.	Current tax
The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

3.12.2.	Deferred tax
Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.
Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.
The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.
Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised based on tax laws and rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited in other comprehensive income, in which case the deferred tax is also dealt with in other comprehensive income.
The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

3.12.3.	Current tax and deferred tax for the year
Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Host Europe Holdings Limited

3.13.	Property, plant and equipment
Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment.
Freehold land is not depreciated.
Depreciation is recognised so as to write off the cost of assets less their residual values over their useful lives, using the straight-line method, on the following bases:

•	Leasehold improvements Shorter of the lease term or useful life

•	Network infrastructure 2 to 10 years

•	Property and machinery 2 to 10 years

•	Office equipment 3 to 7 years
The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.
Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets. However, when there is no reasonable certainty that ownership will be obtained by the end of the lease term, assets are depreciated over the shorter of the lease term and their useful lives.
An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or scrappage of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in income.

3.14.	Intangibles
Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives, on the following bases:

•	Capitalised Development costs 3 years

•	Software 3-5 years

•	Customer relationships 12-18 years

•	Brands 15 years

•	Licenses Over the term of the license agreement
The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

3.14.1.	Internally-generated intangible assets – research and development expenditure
Expenditure on research activities is recognised as an expense in the period in which it is incurred. An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognised if, and only if all of the following conditions have been demonstrated:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	the intention to complete the intangible asset and use or sell it;

•	the ability to use or sell the intangible asset;

•	how the intangible asset will generate probable future economic benefits;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

Host Europe Holdings Limited

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is recognised in profit or loss in the period in which it is incurred.
Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

3.14.2.	Intangible assets acquired in a business combination
Intangible assets acquired in a business combination and recognised separately from goodwill are initially recognised at their fair value at the acquisition date (which is regarded as their cost).
Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

3.15.	Impairment of tangible and intangible assets excluding goodwill
At each balance sheet date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.
An intangible asset with an indefinite useful life is tested for impairment at least annually and whenever there is an indication that the asset may be impaired.
Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.
If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss.
Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss.

3.16.	Financial assets and liabilities
Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the instrument.
Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

3.16.1.	Financial Assets
All financial assets are recognised and derecognised on a trade date where the purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.
Financial assets at fair value through profit and loss (“FVTPL”), i.e. derivatives, are stated at fair value, with any gains or losses arising on remeasurement recognised in profit or loss. The net gain or loss recognised in profit or loss incorporates any dividend or interest earned on the financial asset and is included in the lines finance income and finance costs in the income statement. Fair value is determined in the manner described above.

Host Europe Holdings Limited

3.16.2.	Loans and receivables
Trade receivables, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables’. Loans and receivables are measured at amortised cost using the effective interest method, less any impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

3.16.3.	Financial liabilities and equity
Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

3.16.4.	Equity instruments
An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recognised at the proceeds received, net of direct issue costs.

3.16.5.	Financial liabilities
Financial liabilities are classified as either financial liabilities ‘at FVTPL’ or ‘other financial liabilities’.

3.16.6.	Financial liabilities at FVTPL
Financial liabilities are classified as at FVTPL, i.e. derivatives when the financial liability is either held for trading or it is designated as at FVTPL.
A financial liability other than a financial liability held for trading may be designated as at FVTPL upon initial recognition if:

•	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

•
the financial liability forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Group’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•
it forms part of a contract containing one or more embedded derivatives, and IAS 39 Financial Instruments: Recognition and Measurement permits the entire combined contract (asset or liability) to be designated as at FVTPL.

Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognised in profit or loss. The net gain or loss recognised in profit or loss incorporates any interest paid on the financial liability and is included in the lines financial income and financial costs in the income statement. Fair value is determined in the manner described in the “basis of accounting”.

3.16.7.	Other financial liabilities
Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs.
Other financial liabilities are subsequently measured at amortised cost using the effective interest method, with interest expense recognised on an effective yield basis.
The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

3.17.	Provisions
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.
The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision

Host Europe Holdings Limited

is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).
When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

3.18.	Onerous contracts
Present obligations arising under onerous contracts are recognised and measured as provisions. An onerous contract is considered to exist where the Group has a contract under which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received under it. Where the unavoidable costs of a lease exceed the economic benefit expected to be received from it, a provision is made for the present value of the obligations under the lease. The provisions for onerous contracts are not discounted as the interest effect is immaterial.

4.	Critical accounting judgements and key sources of estimation uncertainty
In the application of the Group’s accounting policies, which are described in note 3, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Critical judgements in applying the Group’s accounting policies
The following are the critical judgements involving estimations that the directors have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognised in financial statements.

•
Impairment of assets (including goodwill, intangibles and other non-financial assets): Goodwill is assessed at least once a year or on indication of impairment. The recoverable value of the respective cash-generating units to which goodwill has been allocated is calculated using value in use. In order to estimate value-in-use, Management estimate expected future cash flows of the CGU based on available past experience and expectations of future development and select a suitable discount rate to assess the present value of these cash flows. Other non –financial assets are tested for impairment if there is any indication that the carrying value exceeds the recoverable amount.

•
Taxes: The Group operates in many tax regimes and it is subject to the tax implications of operating in different tax environments. Actual tax assets and tax liabilities for the current period are measured at the amount expected to be recovered from or paid to the tax authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the balance sheet date, in the countries where the Group operates and generates taxable income. The Group correspondingly recognizes provisions, based on reasonable estimates, if uncertainties exists with respect to the interpretation of any local tax regulation. The Group will regularly monitor actual results and the assumptions made and consider future changes to such assumptions in order to accordingly adjust tax income and expense as required.  In assessing the amount of deferred tax to be recognised as an asset, the Group has estimated future profitability of the relevant operating unit.

•
Accounting for business combinations (including valuation of intangibles and contingent consideration): assumptions made to determine the respective fair value of the acquired assets and liabilities as of the date of acquisition are subject to uncertainties. For the identification of intangible assets, depending on the type of intangible asset and complexity of determining its fair value, the Group either uses independent appraisals of external assessors or fair value is determined internally using a suitable assessment technique for the respective intangible asset, generally based on a forecast of total expected future cash flow generation. These valuations are closely related to assumptions and estimates which management has made about the future development of the respective assets and the applicable interest rate.

•
Provisions: provisions are recognised if the Group has a legal or actual obligation resulting from a past event which will probably give rise to the outflow of resources with an economic benefit to fulfil the obligation, provided that the amount of obligation can be reliably estimated. In particular for property provisions, at the inception of the lease and thereafter annually the Directors assess the cost of restoring leasehold premises to their original condition at the end of the lease. These estimates are based on information provided by external advisors, the initial cost of the leasehold improvements and discount rates until the end of the lease.

•	Useful lives for PPE: expected useful lives are based on historical experience and thus subject to uncertainties, especially with regard to unforeseen technological development.

Host Europe Holdings Limited

5.	Revenue
The Group has a single class of business.

	2016	2015	2014
	€’000	€’000	€’000
Origin:
United Kingdom	108,322	95,155	80,615
Germany	184,284	159,291	104,731
United States Of America	10,854	11,721	-
Other	3,697	3,636	3,477
	307,157	269,803	188,823

6.	Discontinued operations
In April 2016 the Group, via Host Europe GmbH, acquired MCS Moorbek Computer Systeme GmbH, Hamburg/Germany (MCS) as a wholly owned subsidiary. MCS consisted of the businesses managed hosting, system vendor and software development.
The software development and system vendor businesses were acquired exclusively with a view to their subsequent disposal. Thus, these businesses have been separated from the managed hosting business by means of a carve out and were transferred to a separate legal entity (“MCS GmbH”, Cologne/Germany; subsequently Hamburg/Germany”). On acquisition Management committed to a plan to sell MCS GmbH.
MCS GmbH, comprising the software development and system vendor businesses, is included in the consolidated statements according to IFRS 5, i.e. assets and liabilities being disclosed as “assets/liabilities held-for-sale” and results being included as “discontinued operations”. The managed hosting business of MCS has been merged into PlusServer GmbH and hence, is included in the results from continuing operations as of its acquisition.

7.	Loss for the year
Loss for the year has been arrived at after charging:

	2016	2015	2014
	€’000	€’000	€’000
Continuing operations
Depreciation of property, plant and equipment	31,304	27,186	19,935
- owned assets	28,580	24,350	17,711
- assets held under finance leases	2,724	2,836	2,223
Amortisation of intangible assets	34,754	33,398	21,183
Operating lease rentals	8,194	7,254	4,337
- land and buildings	6,628	7,165	4,183
- other	1,566	89	154
Research and development costs	3,062	2,486	—

Host Europe Holdings Limited

8.	Staff costs
The average monthly number of employees (including executive directors) was:

	2016	2015	2014
	Number	Number	Number

Technical and customer service	881	822	568
Sales and marketing	216	180	125
Management and administration	205	177	118
	1,302	1,179	811
Their aggregate remuneration comprised:

	2016	2015	2014
	€’000	€’000	€’000

Wages and salaries	53,248	50,615	33,631
Social security costs	8,419	7,924	6,604
Other pension costs	370	235	283
	62,037	58,774	40,518
Directors’ emoluments:

	2016	2015	2014
	€’000	€’000	€’000
Directors’ remuneration consists of:
Emoluments for qualifying services	1,483	1,318	1,099
	1,483	1,318	1,099

9.	Finance income

	2016	2015	2014
	€’000	€’000	€’000
Interest revenue:
Other interest	135	46	10
Bank interest	95	211	62
Fair value adjustment on derivatives	739	—	—
Total	969	257	72

Host Europe Holdings Limited

10.	Finance costs

	2016	2015	2014
	€’000	€’000	€’000

Interest on bank overdrafts and loans	42,100	45,083	19,356
Interest on loan notes	46,315	49,935	49,211
Interest on obligations under finance leases	364	104	79
Fair value adjustment on derivatives	—	108	4,157
Fair value adjustment on contingent consideration	3,490	—	—
Other interest	707	875	—
Amortisation of debt issue costs	3,932	4,428	1,852
Total	96,908	100,533	74,655
Unwinding of discount on provisions	307	104	121
Total	97,215	100,637	74,776

11.	Tax

	2016	2015	2014
	€’000	€’000	€’000

UK corporation tax	—	—	718
Foreign tax	12,630	9,855	2,740
	12,630	9,855	3,458
Adjustments in respect of prior periods:
UK corporation tax	(51)	(766)	72
Foreign tax	807	(885)	—
	756	(1,651)	72
Total current tax	13,386	8,204	3,530
Deferred tax:
Origination and reversal of timing differences	(7,154)	(9,393)	1,400
Adjustments in respect of prior periods	(2,314)	688	(5,821)
Effect of tax rate change on opening balance	204	—	—
Total deferred tax	(9,263)	(8,705)	(4,421)
Total tax charge (credit)	4,123	(501)	(891)
For 2016 corporation tax is calculated at 20.00% (2015: 20.25%, 2014: 21.50%) of the estimated taxable profit for the year.
Deferred tax balances have been recognised at the rate expected to apply when the deferred tax attribute is forcast to be utilised based on substantively enacted rates at the balance sheet date.
All other current tax balances have been calculated at the rates enacted for the period.

Host Europe Holdings Limited

The charge for the years can be reconciled to the losses in the consolidated income statement as follows:

	2016	2015	2014
	€’000	€’000	€’000

Loss before tax on continuing operations	(41,285)	(65,361)	(47,338)
Tax at the UK corporation tax rate of 20.00% (2015: 20.25%, 2014: 21.50%)	(8,257)	(13,236)	(10,173)
Tax effect of expenses that are not deductible in determining taxable profit	11,380	4,795	4,369
Income not taxable for tax purposes	(2,351)	—	—
Deferred tax rates	(2,179)	1,576	—
Adjustments to current tax charge in respect of previous periods	756	(1,651)	72
Adjustments to deferred tax charge in respect of previous periods	(2,314)	688	(5,821)
Effect of different tax rates of subsidiaries operating in other jurisdictions	3,687	3,060	3,996
Deferred tax not recognised	2,994	4,266	6,666
Overseas tax	80	—	—
Other tax adjustments, reliefs and transfers	327	—	—
Tax credit for the year	4,123	(501)	(891)

12.	Goodwill

€’000
Restated*
Cost
At 1 January 2014	481,021
Recognised on acquisition of subsidiaries	2,253
Exchange differences	23,825
At 31 December 2014	507,100
Recognised on acquisition of subsidiaries	177,604
Exchange differences	20,541
At 31 December 2015	705,245
Recognised on acquisition of subsidiaries	34,495
Exchange differences	(59,133)
At 31 December 2016	680,607

Carrying amount
At 1 January 2014	481,021
At 31 December 2014	507,100
At 31 December 2015	705,245
At 31 December 2016	680,607
*See Note 32

Host Europe Holdings Limited

Goodwill acquired in a business combination is allocated, at acquisition, to the cash generating units (CGUs) or group of units that are expected to benefit from that business combination. Before recognition of impairment losses, the carrying amount of goodwill had been allocated as follows:

	2016	2015	2014
	€’000	€’000	€’000
		Restated*	Restated*

Mass	435,767	458,686	366,937
Managed	161,582	151,941	61,326
Reseller	72,062	83,423	78,837
World Hosting Days	11,195	11,195	—
	680,607	705,245	507,100
*See Note 32
The Group tests goodwill annually for impairment or more frequently if there are indications that goodwill might be impaired.
The recoverable amounts of the CGUs and the group of units are determined from value in use calculations. For 2016 the key assumptions for the value in use calculations are those regarding the pre-tax discount rates which reflects a historical average weighted-average cost of capital for each CGU, 10.2% for Mass and Reseller and 9% for Managed and World Hosting Days (2015: 10.6% all CGUs, 2014: 8.9% all CGUs) and long term growth rates to perpetuity beyond the Group’s planning cycle of 3.0% (2015: 3.0%, 2014: 2.0%).
The Group prepares cash flow forecasts for each CGU derived from the most recent financial budgets approved by management for the next 5 years and then extrapolates cash flows to perpetuity based on an estimated growth rate of 3.0%.
Management estimates discount rates using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the CGUs and the group of units. The growth rates are based on industry growth forecasts.
The Group has conducted a sensitivity analysis on the impairment test of each CGU and the group of units carrying value and concluded there is significant headroom before its recoverable amount falls below its carrying value. The sensitivities modelled for the current and prior years include:

a.	Assuming a 5% reduction in forecasted EBITDA

b.	Assuming an increase in the discount rate used by 1%

c.	Assuming a reduction of long term growth rate to perpetuity of 2.0%
None of the sensitivities modelled resulted in an impairment. Besides, management considers that the likelihood of any or all of the above scenarios occurring is low.

Host Europe Holdings Limited

13.	Other intangible assets

	Brands	Capitalised development costs	Customer lists	Patents and licenses	Total
	€’000	€’000	€’000	€’000	€’000
Cost
At 1 January 2014	33,529	199	236,176	7,753	277,657
Additions from internal development	—	319	—	—	319
Additions from separate acquisitions	—	—	—	2,880	2,880
Acquired on acquisition of a subsidiary	418	—	494	215	1,127
Exchange differences	2,049	—	12,400	452	14,901
At 31 December 2014	35,996	518	249,070	11,300	296,884
Additions from internal development	—	1,623	—	—	1,623
Additions from separate acquisitions	—	—	1,582	5,004	6,586
Acquired on acquisition of a subsidiary	13,893	537	74,953	3,333	92,716
Exchange differences	1,758	(14)	9,695	382	11,821
At 31 December 2015	51,647	2,664	335,300	20,019	409,630
Additions from internal development	—	1,512	—	—	1,512
Additions from separate acquisitions	—	—	7,552	5,402	12,954
Acquired on acquisition of a subsidiary	1,312	—	20,069	—	21,381
Exchange differences	(4,882)	(72)	(27,828)	(732)	(33,514)
At 31 December 2016	48,077	4,104	335,093	24,689	411,963

Accumulated amortisation
At 1 January 2014	848	33	6,093	481	7,455
Charge for the year	2,038	120	17,035	1,990	21,183
Exchange differences	107	—	736	72	915
At 31 December 2014	2,993	153	23,864	2,543	29,553
Charge for the year	2,805	402	25,191	5,000	33,398
Exchange differences	116	—	793	42	951
At 31 December 2015	5,914	555	49,848	7,585	63,902
Charge for the year	2,745	736	25,639	5,634	34,754
Exchange differences	(711)	(6)	(4,794)	(425)	(5,936)
At 31 December 2016	7,948	1,285	70,693	12,794	92,720

Carrying amount
At 1 January 2014	32,681	166	230,083	7,272	270,202
At 31 December 2014	33,003	365	225,206	8,757	267,331
At 31 December 2015	45,733	2,109	285,452	12,434	345,728
At 31 December 2016	40,129	2,819	264,400	11,895	319,243
The amortisation period for development costs incurred on the Group’s development is 3 years on a straight-line basis.
Purchased patents and licenses are amortised over their estimated useful lives (straight-line basis), which is on average 4 years. Customer relationships are amortised over their estimated useful lives (straight-line basis), which is up to 18 years.
At 31 December 2016, the Group had no contractual commitments for the acquisition of intangible assets (2015: nil, 2014: nil).

Host Europe Holdings Limited

14.	Property, plant and equipment

	Land and buildings	Leasehold improvements	Plant and Machinery	Office equipment	Total
	€’000	€’000	€’000	€’000	€’000
Cost
At 1 January 2014	837	15,181	33,091	1,280	50,389
Additions	—	2,032	16,020	558	18,610
Acquisition of subsidiary	—	3	—	17	20
Disposals	—	—	(709)	(192)	(901)
Exchange differences	—	286	440	27	753
At 31 December 2014	837	17,502	48,842	1,690	68,871
Additions	—	1,845	27,298	576	29,719
Acquisition of subsidiary	—	4,919	23,592	—	28,511
Disposals	—	(28)	(2,936)	(159)	(3,123)
Exchange differences	—	345	70	22	437
At 31 December 2015	837	24,583	96,866	2,129	124,415
Additions	—	2,449	35,009	673	38,131
Acquisition of subsidiary	—	311	3,624	27	3,962
Disposals	—	—	(1,928)	(45)	(1,973)
Exchange differences	—	(3,881)	(6,582)	(94)	(10,557)
At 31 December 2016	837	23,462	126,989	2,690	153,978

Accumulated depreciation and impairment
At 1 January 2014	—	315	4,191	146	4,652
Charge for the year	—	1,896	17,554	485	19,935
Eliminated on disposals	—	-	(704)	(192)	(896)
Exchange differences	—	41	78	6	125
At 31 December 2014	—	2,252	21,119	445	23,816
Charge for the year	—	3,085	23,554	547	27,186
Eliminated on disposals	—	(57)	(2,693)	(155)	(2,905)
Exchange differences	—	15	(8)	3	10
At 31 December 2015	—	5,295	41,972	840	48,107
Charge for the year	—	2,724	28,164	416	31,304
Eliminated on disposals	—	-	(1,686)	(20)	(1,706)
Exchange differences	—	(958)	(4,441)	(37)	(5,436)
At 31 December 2016	—	7,061	64,009	1,199	72,269

Carrying amount
At 1 January 2014	837	14,866	28,900	1,134	45,737
At 31 December 2014	837	15,250	27,723	1,245	45,055
At 31 December 2015	837	19,288	54,894	1,289	76,308
At 31 December 2016	837	16,401	62,980	1,491	81,709
As at 31 December 2016 freehold land and buildings with a carrying amount of €837k (2015: €837k, 2014: €837k) have been pledged to secure borrowings of the Group. The Group is not allowed to pledge these assets as security for other borrowings or to sell them to another entity.
In addition, the Group’s obligations under finance leases (see Note 20) are secured by the lessors’ title to the leased assets, which have a carrying amount at 31 December 2016 of €1,097k (2015: €686k, 2014: €1,280k).
At 31 December 2016, the Group had no contractual commitments for the acquisition of property, plant and equipment (2015: nil, 2014: nil).

Host Europe Holdings Limited

15.	Subsidiaries
Host Europe Holdings Limited or its wholly-owned subsidiaries own 100% of the ordinary share capital and voting rights of the following companies, all of which are incorporated in England and Wales except where noted below:

Name	Place of incorporation and operation	Principal activity
Directly held
Host Europe Finance Co Limited	Jersey	Intermediate Holding Company

Indirectly held
123-Reg Limited (formerly Webfusion Limited)		Telecommunications
5quidhost Ltd		Telecommunications
BSB Service GmbH	Germany	Telecommunications
Compila Limited		Dormant
Datadock SARL	France	Telecommunications
Dataflame Internet Services Limited		Telecommunications
Domain Factory GmbH	Germany	Telecommunications
DomainBox Limited		Dormant
DomainMonster Limited		Dormant
DomainMonster.com Inc.	United States of America	Dormant
Donhost Limited		Dormant
Elastichosts Ltd		Telecommunications
Heart Internet Limited		Telecommunications
HEG Services SRL (formerly Webfusion SRL)	Romania	Telecommunications
HEG US Inc (formerly Server4you Inc. (formerly Hosting Solutions Inc)	United States of America	Telecommunications
HEL Bidco Limited		Intermediate Holding Company
HEL Finco Limited		Intermediate Holding Company
HEL Holding Limited		Intermediate Holding Company
HEL Midco Limited		Intermediate Holding Company
Host Europe GmbH[1]	Germany	Telecommunications
Host Europe Group Limited		Intermediate Holding Company
Host Europe Iberia SLU	Spain	Telecommunications
Host Europe Internet GmbH	Germany	Intermediate Holding Company
Host Europe Investments Limited		Intermediate Holding Company
Host Europe Limited		Intermediate Holding Company
Host Europe Suisse AG	Switzerland	Telecommunications
Identisafe Limited		Dormant
Identity Protect Limited		Dormant
MCN Media Limited		Dormant
MCS GmbH[2]	Germany	System Vendor and Software Development
Mesh Digital Limited		Telecommunications
P.I.G. Holdings Limited		Intermediate Holding Company
Paragon Internet Group Limited		Telecommunications
Paragon Services EOOD (formerly Siteswitch EOOD)	Bulgaria	Telecommunications
PlusServer Deutschland GmbH	Germany	Telecommunications
PlusServer France SARL	France	Telecommunications
PlusServer GmbH[3]	Germany	Telecommunications
Sign-Up Technologies Limited		Telecommunications

Host Europe Holdings Limited

Name	Place of incorporation and operation	Principal activity
Supanames Limited		Dormant
Swarma Limited		Telecommunications
Thermal Degree Limited		Dormant
UK Webhosting Ltd		Dormant
velia.net (HK) Ltd	Hong Kong	Telecommunications
Velia.net Internetdienste GmbH	Germany	Telecommunications
Webfusion Internet Limited		Dormant
Webfusion Internet Solutions Limited		Intermediate Holding Company
Webfusion Limited (formerly 123-Reg Limited)		Dormant
WorldHostingDays GmbH	Germany	Telecommunications
WorldHostingDays USA Inc.	United States of America	Telecommunications

[1] Includes BSB Service GmbH which has been merged as of 1 January 2016.
[2] Discontinued due to acquisition as of 15 April 2016.
[3] Includes OpenIT GmbH acquired as of 15 April 2016 and merged subsequently; includes MCS Moorbek Computer Systeme GmbH acquired as of 15 April 2016 and merged subsequently.

16.	Trade and other receivables

	2016	2015	2014
	€’000	€’000	€’000
		Restated*

Amount receivable for the sale of goods	18,250	13,904	8,624
Allowance for doubtful debts	(3,821)	(3,269)	(1,458)
	14,429	10,635	7,166
Other debtors	22,271	22,037	4,989
Prepayments	5,924	4,505	4,141
Taxation and social security	6,228	1,823	324
	48,852	39,000	16,620
*See Note 32
As at 31 December 2016, the shareholder receivable amounting to €15,988k (2015: 15,988k, 2014: nil) is repayable on demand and is included within the line other debtors.
Trade and other receivables
Trade receivables disclosed above are classified as loans and receivables and are therefore measured at amortised cost.
The average credit period taken on sales of goods is on average 7 days or less for the mass business, unless agreed otherwise. For managed business it varies between 14 to 60 days.
Depending on the legal entity and the business, the allowance for doubtful debts is recognised against receivables over 30 to 90 days because historical experience has been that receivables that are past due beyond that period for each relevant company are not recoverable. Allowances against doubtful debts are recognised against trade receivables based on estimated irrecoverable amounts determined by reference to past default experience of the counterparty and an analysis of the counterparty’s current financial position.
Before accepting any material customer, the Group performs a screen by external credit reports and validity checks.
The Group does not hold any collateral or other credit enhancements over any of its trade receivables nor does it have a legal right of offset against any amounts owed by the Group to the counterparty.

Host Europe Holdings Limited

Trade receivables disclosed above include amounts (see below for aged analysis) which are past due at the reporting date but against which the Group has not recognised an allowance for doubtful receivables because there has not been a significant change in credit quality and the amounts are still considered recoverable.
Ageing of past due but not impaired receivables

	2016	2015	2014
	€’000	€’000	€’000

31-60 days	332	825	969
61-90 days	165	320	396
91-120 days	3,912	430	466
Total	4,409	1,575	1,831
Movement in the allowance for doubtful debts

	2016	2015	2014
	€’000	€’000	€’000

Balance at the beginning of the period	(3,269)	(1,458)	(938)
Impairment losses recognised	(539)	(1,804)	(440)
Foreign exchange translation gains and losses	(13)	(7)	(80)
Balance at the end of the period	(3,821)	(3,269)	(1,458)
In determining the recoverability of a trade receivable the Group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the reporting date. The concentration of credit risk is limited due to the customer base being large and unrelated.
Ageing of impaired trade receivables

	2016	2015	2014
	€’000	€’000	€’000

1-30 days	2	174	56
31-60 days	185	632	27
61-90 days	189	323	24
91+ days	3,631	2,916	1,907
Total	4,007	4,045	2,014
The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

Host Europe Holdings Limited

17.	Borrowings

	2016	2015	2014
	€’000	€’000	€’000
Secured borrowing at amortised cost
Bank loans	675,294	685,281	339,481
	675,294	685,281	339,481
Unsecured borrowing at amortised cost
Loan notes	278,307	322,183	392,508
Total borrowings	953,601	1,007,464	731,989

Amount due for settlement within 12 months	8,885	6,153	8,085
Amount due for settlement after 12 months	961,777	1,024,728	733,813
Less: unamortised issue costs	(17,061)	(23,417)	(9,909)
	953,601	1,007,464	731,989

	Sterling	Euros	Total
	€’000	€’000	€’000
Analysis of borrowings by currency:
31 December 2016
Loan notes	278,307	—	278,307
Bank loans	299,146	376,148	675,294
	577,453	376,148	953,601
31 December 2015
Loan notes	322,183	—	322,183
Bank loans	340,245	345,036	685,281
	662,428	345,036	1,007,464
31 December 2014
Loan notes	392,508	—	392,508
Bank loans	114,770	224,711	339,481
	507,278	224,711	731,989
The other principal features of the Group’s borrowings are as follows:

(a)	The loans of the Group are secured by fixed and floating charges over the assets of certain group companies.

(b)
As at 31 December 2016, bank loans are stated net of unamortised issue costs of €17,061k with €4,195k due within one year and €12,866k due after one year (2015: €23,417k, within one year €4,564k, after one year €18,853k, 2014: €9,909k, within one year €2,116k, after one year €7,793k). These costs are being amortised over the life of the loans.

(c)	Interest on bank loans is payable at least every three months.

(d)
The Group has entered into fixed interest rate swaps and caps to manage its floating interest rate risk on the bank loans. The fair value of these swaps and caps at 31 December 2016 was a liability of €1,795k (2015: liability of €2,902k, 2014: liability of €2,794k).

(e)	The borrowings are a mix of variable and fixed interest rate debt with repayment periods not exceeding five years.

Host Europe Holdings Limited

Bank loans are summarised as follows:

	2016	2015	2014
	€’000	€’000	€’000	Repayment period	Interest
Loan
Term loan A	49,979	61,505	59,094	Instalments between 31 March 2017 and 15 January 2021	Variable based on Libor/Euribor plus 4.00%/3.75%
Capex Facility	59,113	59,114	59,114	Instalments between 31 July 2019 and 15 January 2021	Variable based on Euribor plus 3.75%
Term loan B	414,335	402,006	231,182	In full on 17 February 2022	Variable based on Libor/Euribor plus 4.50%/3.75%
2nd Lien	168,928	186,073	—	In full on 17 February 2023	Variable based on Libor/Euribor plus 9.50%/9.25%
Total loans	692,355	708,698	349,390

‘A’ loan notes	252,199	291,958	377,158	In full on 30 August 2023	12% Fixed
‘B’ loan notes	11,265	13,041	15,350	In full on 30 August 2023	12% Fixed
‘H’ loan notes	14,843	17,184	—	In full on 30 August 2023	12% Fixed
Total unsecured loan notes	278,307	322,183	392,508

18.	Derivative financial instruments

	2016	2015	2014
	€’000	€’000	€’000
Financial liabilities carried at fair value
through profit or loss (FVTPL):
Interest swaps	(1,452)	(2,451)	(2,794)
Interest caps	(343)	(451)	—
	(1,795)	(2,902)	(2,794)

Host Europe Holdings Limited

19.	Deferred tax
The following are the major deferred tax liabilities and assets recognised by the Group and movements thereon during the three reporting periods:

	Accelerated tax depreciation	Short term timing differences	Losses	Temporary differences from business combinations	Fair value of derivatives	Other	Total
	€’000	€’000	€’000	€’000	€’000	€’000	€’000

At 1 January 2014	1,787	(198)	—	(68,559)	(278)	—	(67,248)
(Charge)/credit to profit or loss	409	(1,593)	—	4,768	837	—	4,421
Acquisition of subsidiary	—	—	—	(226)	—	—	(226)
Exchange differences	126	14	—	(1,677)	—	—	(1,537)
At 31 December 2014	2,322	(1,777)	—	(65,694)	559	—	(64,590)

At 1 January 2015	2,322	(1,777)	—	(65,694)	559	—	(64,590)
(Charge)/credit to profit or loss	139	(734)	607	8,720	(27)	—	8,705
Acquisition of subsidiary	(937)	—	—	(29,390)	—	—	(30,327)
Exchange differences	(16)	73	—	(1,456)	19	—	(1,380)
At 31 December 2015	1,508	(2,438)	607	(87,820)	551	—	(87,593)

At 1 January 2016	1,508	(2,438)	607	(87,820)	551	—	(87,593)
(Charge)/credit to profit or loss	217	1,250	(564)	9,200	(140)	(701)	9,263
(Charge)/credit to OCI	—	76	—	—	—	—	76
Acquisition of subsidiary	—	—	—	(6,400)	—	—	(6,400)
Exchange differences	(509)	(38)	—	2,145	(70)	—	1,528
At 31 December 2016	1,216	(1,150)	43	(82,875)	340	(701)	(83,125)
Deferred tax assets and liabilities are offset where the Group has a legally enforceable right to do so. The following is the analysis of the deferred tax balances (after offset) for financial reporting purposes.
Deferred tax is calculated in full on temporary differences under the liability method using the rates enacted in each jurisdiction. Deferred tax assets have been recognised in respect of tax losses and other temporary differences where it is probable that the assets will be recovered.
As at 31 December 2016, the Group has unused tax losses of €24,694k of which €24,547k are within the UK (2015: €49,280k 2014: €5,8m) available for offset against future profits.
As at 31 December 2016, a potential deferred tax asset of €4,223k (2015: €9,005k, 2014: €1,2m) in relation to these unrelieved losses has not been recognised.
As at 31 December 2016, a potential deferred tax asset in the UK of €3,425k (2015: €2,201k, 2014: €2.9m) in respect of interest allowed on a paid basis of €20,146k (2015: €12,228k 2014: €14,5m) has also not been recognized.
As at 31 December 2016, a potential deferred tax asset in Germany of €1,882k (2015: €4,531k) in respect of interest carried forward of €6,009k (2015: €14,466k) has also not been recognized.
No deferred tax is recognised on the unremitted earnings of overseas subsidiaries. As the earnings are continually reinvested by the Group and there is no intention for these entities to pay dividends, no tax is expected to be payable on them in the foreseeable future.

Host Europe Holdings Limited

20.	Obligations under finance leases

	Minimum lease payments
	2016	2015	2014
	€’000	€’000	€’000
Amounts payable under finance leases:
Within one year	817	1,463	1,208
In the second to fifth years inclusive	674	780	376
After five years	—	—	—
Less: future finance charges	(63)	(46)	(55)
Present value of lease obligations	1,428	2,197	1,529
The Group leases certain of its fixtures and equipment under finance leases. For the year ended 31 December 2016, the average effective borrowing rate was 7.9% per cent (2015: 6 per cent, 2014: 6 per cent). Interest rates are fixed at the contract date. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.
At 31 December 2016, all lease obligations are denominated in euros except for €287k (£245k) (2015: €1,291k (£951k), 2014: nil) which are denominated in GBP.
The fair value of the Group’s lease obligations is approximately equal to their carrying amount.
The Group’s obligations under finance leases are secured by the lessors’ rights over the leased assets disclosed in note Property, Plant and Equipment.

21.	Trade and other payables

	Group
	2016	2015	2014
	€’000	€’000	€’000

Trade creditors	18,293	9,716	11,367
Other taxation and social security costs	4,624	4,526	3,116
Other creditors	26,431	28,363	1,985
Contingent consideration	35,071	30,998	813
Accruals	14,910	12,466	6,174
Loan note interest	121,562	89,068	64,159
	220,891	175,137	87,613
Trade creditors and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The average credit period taken for trade purchases is 60 days. The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.
The contingent considerations are resulting from acquisitions. In 2016 an amount of €29,722k is current and €5,145k is non-current (in 2015 and 2014 all contingent considerations were current). Further information regarding the contingent considerations are stated in note 12 and 24.
The directors consider that the carrying amount of trade payables approximates to their fair value.

Host Europe Holdings Limited

22.	Provisions

	2016	2015	2014
	€’000	€’000	€’000
Current
Property provision	380	1,170	1,349
Non-current
Property provision	5,954	5,511	879
	6,334	6,681	2,228

Property Provision
€’000

At 1 January 2014	3,119
Additional provision in the year	—
Utilisation of provision	(726)
On acquisition of subsidiary	—
Unwinding of discount	(224)
Exchange difference	59
At 31 December 2014	2,228

At 1 January 2015	2,228
Additional provision in the year	824
Utilisation of provision	(1,349)
On acquisition of subsidiary	4,916
Unwinding of discount	78
Exchange difference	(16)
At 31 December 2015	6,681

At 1 January 2016	6,681
Additional provision in the year	683
Utilisation of provision	(1,170)
On acquisition of subsidiary	645
Unwinding of discount	182
Exchange difference	(561)
Effects of change in discount rate	(126)
At 31 December 2016	6,334
Property Provision
The property provisions include onerous lease provisions and dilapidation provisions.
Onerous lease provisions relate to leases on unutilised property which expire at various dates up to 2021.The duration of exposure on unutilised office space is uncertain and will depend on whether the space can be successfully sub-let. Where relevant, sub-letting income has been reasonably estimated and accrued for.
Dilapidation provisions represent the Group’s obligation to return a specific property to its original state in which it was at the beginning of the lease.

Host Europe Holdings Limited

23.	Share capital

	2016	2015	2014	2016	2015	2014
	Issued	Issued	Issued	€’000	€’000	€’000
Authorised
‘A’ Class ordinary shares of £1	14,149,179	14,149,179	12,071,445	17,295	17,295	14,457
‘B’ Class ordinary shares of £1	677,176	677,176	566,387	833	833	678
‘C’ Class ordinary shares of £1	2,503,293	2,503,293	2,500,000	2,999	2,999	2,994
‘D’ Class ordinary shares of £1	147,059	147,059	147,059	176	176	176
‘E’ Class ordinary shares of £1	1,000	1,000	1,000	1	1	1
	17,477,707	17,477,707	15,285,891	21,304	21,304	18,306
All classes of ordinary shares were issued at par.
Shareholders of all classes of ordinary shares are entitled to one vote for every share, except for holders of ‘E’ class ordinary shares who are not entitled to vote.
Shareholders of all classes of ordinary shares have entitlement to dividends, except for holders of ‘E’ class ordinary shares who are not entitled to dividends.

24.	Acquisition of subsidiary

24.1.	5quidhost Limited
On 3 February 2016 the Group acquired 100 per cent of the issued share capital and voting interests of 5quidhost Limited, obtaining control of 5quidhost Limited. 5quidhost Limited is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.
The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

5quidhost Ltd
€’000
Identifiable assets acquired and liabilities assumed
Identifiable intangible assets	271
Working capital	(41)
Deferred tax	(53)
Other assets/liabilities	28
Total identifiable assets	204

Consideration transferred
Cash consideration	948
Deferred consideration	198
Total consideration transferred	1,146

Goodwill	942
The other assets/liabilities include solely the cash acquired on acquisition.
The goodwill is attributable mainly to the skills and technical talent of 5quidhost Limited’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €33k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.

Host Europe Holdings Limited

The deferred consideration arrangement of €198k was paid on 3 February 2017.
5quidhost Limited contributed €436k revenue and €382k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of 5quidhost Limited had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €471k and a profit in the amount of €353k to the Group’s income statement.

24.2.	Swarma Limited
On 1 April 2016 the Group acquired 100 per cent of the issued share capital and voting interests of Swarma Limited, obtaining control of Swarma Limited. Swarma Limited is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.
The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Swarma Limited
€’000
Identifiable assets acquired and liabilities assumed
Identifiable intangible assets	1,030
Working capital	(805)
Deferred tax	(196)
Other assets/liabilities	1,139
Total identifiable assets	1,168

Consideration transferred
Cash consideration	3,389
Deferred consideration	734
Total consideration transferred	4,123

Goodwill	2,956
The other assets/liabilities include solely the cash acquired on acquisition.
The goodwill is attributable mainly to the skills and technical talent of Swarma Limited’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €123k.
The deferred consideration arrangement of €734k is due on 1 April 2017.
Swarma Limited contributed €2,478k revenue and €609k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of Swarma Limited had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €3,266k and a profit in the amount of €630k to the Group’s income statement.

24.3.	Dataflame Internet Services Limited
On 1 April 2016 the Group acquired 100 per cent of the issued share capital and voting interests of Dataflame Internet Services Limited, obtaining control of Dataflame Internet Services Limited. Dataflame Internet Services Limited is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.

Host Europe Holdings Limited

The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Dataflame Internet Services Limited
€’000
Identifiable assets acquired and liabilities assumed
Identifiable intangible assets	421
Working capital	(201)
Deferred tax	(80)
Other assets/liabilities	46
Total identifiable assets	186

Consideration transferred
Cash consideration	830
Deferred consideration	90
Total consideration transferred	920

Goodwill	734
The other assets/liabilities include solely the cash acquired on acquisition.
The goodwill is attributable mainly to the skills and technical talent of Dataflame Internet Services Limited’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €27k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.
The deferred consideration arrangement of €90k is due on 1 April 2017.
Dataflame Internet Services Limited contributed €381k revenue and €278k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of Dataflame Internet Services Limited had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €537k and a profit in the amount of €257k to the Group’s income statement.

24.4.	Velia.Net Internetdienste GmbH
On 4 April 2016 the Group acquired 100 per cent of the issued share capital and voting interests of Velia.Net Internetdienste GmbH, obtaining control of Velia.Net Internetdienste GmbH. Velia.Net Internetdienste GmbH is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.

Host Europe Holdings Limited

The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Velia.net Inter-netdienste GmbH
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	1,355
Identifiable intangible assets	7,312
Working capital	275
Deferred tax	(2,258)
Other assets/liabilities	110
Total identifiable assets	6,794

Consideration transferred
Cash consideration	13,629
Deferred Consideration	1,514
Contingent consideration	5,145
Total consideration transferred	20,288

Goodwill	13,494
The other assets/liabilities include among other items cash balances of €1,000k, corporation tax liabilities with a fair value of €429k and property provisions with a fair value of €213k.
The goodwill is attributable mainly to the skills and technical talent of Velia.Net Internetdienste GmbH’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €110k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition. The fair value and the contractual receivables are consistent.
The deferred consideration is an amount of 10% of the total consideration less contingent consideration and was due payable one year after presenting the final Annual Accounts 2015 to Host Europe Internet GmbH.
As part of the accounting for the acquisition of Velia Internetdienste.net GmbH ("Velia"), a contingent consideration with a fair value of €5,145k was recognised at the acquisition date and remeasured for interest to €5,349k as at 31 December 2016.
The contingent consideration is based on EBITDA development in the upcoming few years. Conditional on certain events the contingent consideration becomes due before but no later than 31 December 2018. The contingent consideration is based on the increase of last twelve months EBITDA until the date the contingent consideration is due and an EBITDA multiple of 4.0. It is capped by the multiple of 2.0 times the free cash flow, defined as EBITDA less Capex, in the same year. Hence, the maximum contingent consideration is not capped in absolute terms. The amount was determined on the business plan (profit and loss and capex projections) until financial year 2018.
Future developments may require further revisions to the estimate. The contingent consideration is classified as an other financial liability.
Velia.Net Internetdienste GmbH contributed €4,913k revenue and €1,014k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of Velia.Net Internetdienste GmbH had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €6,428k and a profit in the amount of €1,251k to the Group’s income statement.

Host Europe Holdings Limited

24.5.	MCS Moorbek Computer Systeme GmbH
On 15 April 2016 the Group acquired 100 per cent of the issued share capital and voting interests of MCS Moorbek Computer Systeme GmbH, obtaining control of MCS Moorbek Computer Systeme GmbH. MCS Moorbek Computer Systeme GmbH is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.
The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

MCS Moorbek Computer Systeme GmbH
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	1,105
Identifiable intangible assets	6,622
Working capital	437
Deferred tax	(2,159)
Other assets/liabilities	(381)
Total identifiable assets	5,624

Consideration transferred
Cash consideration	10,880
Deferred Consideration	2,720
Total consideration transferred	13,600

Goodwill	7,976
The other assets/liabilities include among other items cash balances of €1,134k, finance lease liabilities with a fair value of €1,049k and dilapidation provision with a fair value of €146k.
The goodwill is attributable mainly to the skills and technical talent of MCS Moorbek Computer Systeme GmbH’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €139k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition. The fair value and the contractual receivables are consistent.
The deferred consideration is an amount of 20% of the total consideration and was paid half a year after presenting the final Annual Accounts 2015 to Host Europe Internet GmbH.
MCS Moorbek Computer Systeme GmbH contributed €5,069k revenue and €918k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of MCS Moorbek Computer Systeme GmbH had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €6,513k and a profit in the amount of €1,144k to the Group’s income statement.
The software development and system vendor businesses of MCS Moorbek Computer Systeme GmbH were acquired exclusively with a view to its subsequent disposal. Further information is stated in note 6.

24.6.	OpenIT GmbH
On 15 April 2016 the Group acquired 100 per cent of the issued share capital and voting interests of OpenIT GmbH, obtaining control of OpenIT GmbH. OpenIT GmbH is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.

Host Europe Holdings Limited

The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

OpenIT GmbH
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	1,229
Identifiable intangible assets	4,632
Working capital	182
Deferred tax	(1,446)
Other assets/liabilities	945
Total identifiable assets	5,542

Consideration transferred
Cash consideration	9,252
Deferred Consideration	2,289
Total consideration transferred	11,541

Goodwill	5,999
The other assets/liabilities include the cash acquired on acquisition of €1,110k and dilapidation provision of €165k.
The goodwill is attributable mainly to the skills and technical talent of OpenIT GmbH’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €88k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.
The deferred consideration is due on 30 April 2017.
OpenIT GmbH contributed €3,756k revenue and €843k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of OpenIT GmbH had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €4,940k and a profit in the amount of €1,123k to the Group’s income statement.

24.7.	ElasticHosts Limited
On 26 April 2016 the Group acquired 100 per cent of the issued share capital and voting interests of ElasticHosts Limited, obtaining control of ElasticHosts Limited. ElasticHosts Limited is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.

Host Europe Holdings Limited

The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Elastichosts Ltd
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	273
Identifiable intangible assets	1,093
Working capital	(366)
Deferred tax	(208)
Other assets/liabilities	1,413
Total identifiable assets	2,205

Consideration transferred
Cash consideration	4,599
Total consideration transferred	4,599

Goodwill	2,394
The other assets/liabilities include the cash acquired on acquisition of €1,534k and dilapidations provision of €121k.
The goodwill is attributable mainly to the skills and technical talent of ElasticHosts Limited’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €242k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.
ElasticHosts Limited contributed €1,609k revenue and €715k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of ElasticHosts Limited had been completed on the first day of the financial year 2016, the entity would have contributed revenues amounting to €2,372k and a profit in the amount of €770k to the Group’s income statement.

24.8.	Intergenia Holding GmbH
On 20 January 2015 the Group acquired 100 per cent of the issued share capital and voting interests of Intergenia Holding GmbH, obtaining control of BSB Service GmbH, Hosting Solutions Inc, PlusServer Deutschland GmbH, PlusServer GmbH and WorldHostingDays GmbH. The Intergenia Group is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.

Host Europe Holdings Limited

The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Intergenia Holding GmbH
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	25,400
Identifiable intangible assets	86,844
Working capital	(5,931)
Deferred tax	(29,311)
Other assets/liabilities	(516)
Total identifiable assets	76,486

Consideration transferred
Cash consideration	161,036
Equity instruments (281,757 ordinary shares of parent company)	356
Loan notes in parent company	28,933
Deferred consideration	15,988
Total consideration transferred	206,313

Goodwill	129,827
The other assets/liabilities include among other items cash balances of €8,114k, income tax liabilities with a fair value of €5,146k, dilapidations provisions with a fair value of €2,893k and finance lease liabilities with a fair value of €1,897k.
The goodwill is attributable mainly to the skills and technical talent of Intergenia Holding GmbH’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
The fair value of the 281,757 ordinary shares issued as part of the consideration paid for Intergenia Holding GmbH was €356k.
Acquisition-related costs (included in administrative expenses) amount to €1,160k.
The deferred consideration arrangement of €15,988k is in relation to an on-going tax enquiry. The amounts outstanding will be paid on conclusion of this enquiry either to the sellers or the tax authorities.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.
In financial year 2015 Intergenia group contributed €58,043k revenue and €8,148k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of Intergenia group had been completed on the first day of the financial year 2015, the entity would have contributed revenues amounting to €60,470k and a profit in the amount of €4,676k to the Group’s income statement.

24.9.	Paragon Internet Group Limited
On 28 October 2015 the Group acquired 100 per cent of the issued share capital and voting interests of Paragon Internet Group Limited (“Paragon”), obtaining control of Paragon. Paragon is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.

Host Europe Holdings Limited

The fair values of the identifiable assets acquired and liabilities assumed as of acquisition date are as set out in the table below.

Paragon Internet Group Limited
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	3,111
Identifiable intangible assets	5,872
Working capital	(2,226)
Deferred tax	(1,015)
Other assets/liabilities	(2,416)
Total identifiable assets	3,326

Consideration transferred
Cash consideration	15,582
Contingent consideration	30,287
Deferred consideration	5,234
Total consideration transferred	51,103

Goodwill	47,777
The other assets/liabilities include among other items cash balances of €669k, dilapidations provisions with a fair value of €1,623k and finance lease liabilities with a fair value of €1,461k.
The goodwill is attributable mainly to the skills and technical talent of Paragon Internet Group Limited’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €566k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.
An amount of £3,000k of the deferred consideration arrangement was paid within financial year 2016. The remaining amount will be paid in the first half of financial year 2017.
As part of the purchase agreement with the previous owners of Paragon Internet Group Limited ("PIG”) a contingent consideration has been agreed.
The contingent consideration payable is calculated by applying an exit multiple to EBITDA growth since acquisition and deducting the drawdown of a granted acquisition facility. The business plan with EBITDA projections, including planned acquisitions, has been used to determine the fair value of the liability at the acquisition date. The key assumptions used in the valuation include the anticipated level of EBITDA growth, the potential exit multiple, the acquisition facility level and the timing of the consideration becoming payable.
The fair value of the contingent consideration was determined to be €33,497k (£24,000k), payable within one year. This equated to a liability of €30,287k (£21,700k) as at the acquisition date (discounted at 10.6%).
As at 31 December 2015 the fair value became €29,967k following an unwinding of the discount (€530k) and the impact of foreign exchange (€850k).
In 2016 a cash settlement of €29,305k (£25,000k) was agreed with the previous owners of PIG, payable in the first half 2017. Hence, the contingent consideration was re-measured for the unwinding of the discount (€2,334k) and a fair value re-measurement of €1,218k (£1,000k) through the Income Statement to arrive at the agreed settlement amount.
Paragon Internet Group contributed €1,898k revenue and €473k to the Group’s profit for the period between the date of acquisition and the balance sheet date.

Host Europe Holdings Limited

If the acquisition of Paragon Internet Group had been completed on the first day of the financial year 2015, the entity would have contributed revenues amounting to €9,818k and a loss in the amount of €1,107k to the Group’s income statement.

24.10.	Sign-Up Technologies Limited
On 18 August 2014 the Group acquired 100 per cent of the issued share capital and voting interests of Sign-Up Technologies Limited (SUT), obtaining control of SUT. SUT is a provider of hosting. The acquisition continues the Group’s strategy of consolidating the fragmented European hosting market.
The fair values of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Sign-Up Technologies Limited
€’000
Identifiable assets acquired and liabilities assumed
Property, plant and equipment	20
Identifiable intangible assets	1,127
Working capital	(26)
Deferred tax	(226)
Other assets/liabilities	791
Total identifiable assets	1,686

Consideration transferred
Cash consideration	2,908
Contingent consideration	1,031
Total consideration transferred	3,939

Goodwill	2,253
The other assets/liabilities include solely the cash acquired on acquisition.
The goodwill is attributable mainly to the skills and technical talent of Sign-Up Technologies Limited’s work force and the synergies expected to be achieved from integrating the company into the Group’s existing business. None of the goodwill is expected to be deductible for income tax purposes.
Acquisition-related costs (included in administrative expenses) amount to €110k.
The working capital comprises acquired receivables of which the entire amount was expected to be collectible at the date of acquisition.
As part of the accounting for the acquisition of SUT, a contingent consideration with an estimated fair value of €813k (£650k) was recognised at the acquisition date, being unchanged as at 31 December 2014. The contingent consideration was subsequently remeasured to €1,031k (£824k) following the finalisation of the purchase accounting (2015) and €417k (£356k) (2016).
The contingent consideration was based on EBITDA targets and was not capped. The amounts were determined on the respective (revised) business plans.
As at 31 December 2016 a settlement agreement was reached with the previous owners of SUT to a cash payment of €417k (£356k) paid in February 2017.
Sign-Up Technologies Limited contributed €770k revenue and €92k to the Group’s profit for the period between the date of acquisition and the balance sheet date.
If the acquisition of Sign-Up Technologies Limited had been completed on the first day of the financial year 2014, the entity would have contributed revenues amounting to €2,009k and a loss in the amount of €26k to the Group’s income statement.

Host Europe Holdings Limited

24.11.	Pro Forma consolidated Revenue and Profit
If the acquisitions had occurred on 1 January 2016, the management estimates that consolidated revenue would have been €313,042k (2015: €280,150k; 2014: €190,062k), and consolidated loss for the year would have been €44,470k (2015: €69,912k loss; 2014: €46,565k loss).

25.	Notes to the cash flow statement

	2016	2015	2014
	€’000	€’000	€’000

Loss from continuing operations	(45,406)	(64,860)	(46,447)
Adjustments for:
Finance costs, net	96,246	100,380	74,704
Income tax charge/(credit)	4,123	(501)	(891)
Depreciation of property, plant and equipment	31,304	27,186	19,935
Amortisation of intangible assets	34,754	33,398	21,183
Gain on disposal of property, plant and equipment	(32)	—	—
Decrease in provisions	(205)	(551)	(885)
Operating cash flows before movements in working capital	120,784	95,052	67,599
Increase in receivables	(8,544)	(17,335)	(880)
Increase/(decrease) in payables	2,230	22,504	(137)
Cash generated by operations	114,470	100,221	66,582
Income taxes paid	(10,613)	(7,474)	(3,435)
Interest paid	(41,782)	(73,920)	(22,112)
Net cash from operating activities	62,075	18,827	41,035
Cash and cash equivalents comprise cash and short-term bank deposits with an original maturity of three months or less, net of outstanding bank overdrafts. The carrying amount of these assets is approximately equal to their fair value.

26.	Operating lease arrangements
The Group as lessee

	2016	2015	2014
	€’000	€’000	€’000
Lease payments under operating leases
recognised as an expense in the year	8,194	7,254	4,337
At the balance sheet date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	2016	2015	2014
	€’000	€’000	€’000

Within one year	4,592	4,885	6,353
In the second to fifth years inclusive	8,642	7,484	11,224
After five years	6,706	4,012	1,928
	19,940	16,381	19,505
Operating lease payments predominantly represent rental payments by the Group for its properties with an average term of 5 years.

Host Europe Holdings Limited

27.	Retirement benefit schemes
Defined contribution schemes
The Group operates a stakeholder pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered pension fund. At 31 December 2016, there were contributions payable of €0 (2015: €29,000, 2014: €21,000).
During the year ended 31 December 2016 €370,000 (2015: €235,000, 2014: €283,000) was charged to the profit and loss account in relation to pensions and other defined contribution plans.

28.	Financial Instruments

28.1.	Financial risk management
Senior management are aware of their responsibility for managing risks within their business units. Each business unit head reports to the board on the status of these risks through management reports. Risk is regularly reviewed at board level to ensure that risk management is being implemented and monitored effectively. The board’s policy is to ensure that the business units are empowered to run their business effectively and appropriately, bearing in mind the requirements for timely decision making and commercial reality. Through management reports, risks are highlighted and monitored to identify potential business risk areas and to quantify and address the risk wherever possible.

28.2.	Financial risk
The directors are ultimately responsible for ensuring that financial and non-financial risks are monitored and managed with acceptable and known parameters.

28.3.	Capital risk management
The Group manages its capital to ensure that it will be able to continue as a going concern while maximising the return to the stakeholders through the optimisation of the debt and equity balance.
The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximising the return to shareholders through the optimisation of the debt and equity balance. No speculative treasury transactions are undertaken however the Group does enter into interest swaps to hedge known interest rate exposure. The Group’s overall strategy remains unchanged from 2014.
The capital structure of the Group consists of debt, cash and cash equivalents and equity comprising of issued capital, reserves and retained earnings.
The Group is not subject to any externally imposed capital requirements.

28.4.	Liquidity risk
The Group actively maintains a mixture of long-term and short-term debt finance that is designed to ensure the Group has sufficient available funds for its operations.

28.5.	Market risk
The activities are mainly exposed to financial risks from changes in interest rate, exchange rates and credit risks explained below.

28.5.1.	Interest rate risk
The Group has arranged for the majority of its debt to be on a fixed interest basis. The Group has taken out an interest rate swap to remove its exposure to floating exchange rates on bank debt.
The sensitivity analysis below is prepared assuming the amount of liability outstanding for the whole year.
A 0.25% increase or decrease is used when reporting interest rate risks internally and represents management’s assessment of the reasonable possible changes in rates.
If rates had been 0.25% higher/lower, and all other variables constant, the Group’s profit for the year ended 31 December 2016 would decrease/increase by €1,761k (2015: €1,695k, 2014: €906k).

Host Europe Holdings Limited

28.5.2.	Credit risk
The majority of the Group’s customers pay in advance for services. Where services are supplied without advance payment, a credit review of the customer is performed when the order is received and subsequently on a periodic basis. The carrying amount of financial assets represents the Group's maximum credit exposure.

28.5.3.	Currency risk
The Group is exposed to movements in foreign currency exchange rates in respect of foreign currency denominated transactions and movements in respect of the translation of net assets and profit and loss of foreign subsidiaries. The Group does not hedge the translation effect of exchange rate movements in the profit and loss or balance sheet of foreign subsidiaries.
The carrying amounts of the Group's foreign currency denominated monetary assets and monetary liabilities at the year-end are as follows:

	Sterling
Group	2016	2016	2015	2015	2014	2014
	£’000	€’000	£’000	€’000	£’000	€’000

Loans and receivables	19,271	22,589	17,695	24,012	5,642	7,235
Cash and cash equivalents	5,421	6,354	11,257	15,276	9,232	11,839
Trade and other payables	(41,341)	(48,460)	(9,488)	(12,875)	(13,190)	(16,915)
	(16,649)	(19,517)	19,464	26,413	1,684	2,159

	RON
	2016	2016	2015	2015	2014	2014
	RON’000	€’000	RON’000	€’000	RON’000	€’000

Loans and receivables	65	14	143	31	1,688	377
Cash and cash equivalents	236	52	867	191	823	184
Trade and other payables	(736)	(162)	(309)	(68)	(374)	(84)
	(435)	(96)	701	154	2,137	477

	CHF
	2016	2016	2015	2015	2014	2014
	CHF’000	€’000	CHF’000	€’000	CHF’000	€’000

Loans and receivables	97	90	113	104	335	279
Cash and cash equivalents	291	271	314	290	652	543
Trade and other payables	(445)	(415)	(392)	(362)	(1,119)	(932)
	(57)	(54)	35	32	(132)	(110)

	USD
	2016	2016	2015	2015	2014	2014
	$’000	€’000	$’000	€’000	$’000	€’000

Loans and receivables	1,340	1,273	992	910	—	—
Cash and cash equivalents	914	869	796	730	—	—
Trade and other payables	(752)	(715)	(2,661)	(2,440)	—	—
	1,502	1,427	(873)	(800)	—	—

Host Europe Holdings Limited

Categories of financial instruments

Assets	2016	2015	2014
	€’000	€’000	€’000
Current
Cash and bank balances	28,511	26,584	24,726
Trade Receivables	14,429	10,635	7,166
Other receivables	34,423	28,365	12,454
Total Loans and receivables	77,363	65,584	44,346
Total FVTPL	77,363	65,584	44,346
Liabilites
Current
Trade payables	18,293	9,716	11,367
Other accruals	14,910	12,466	6,174
Loan note interest	121,562	89,068	64,159
Bank loans (gross)	8,885	6,153	8,086
Finance lease obligations	811	1,426	1,185
Total financial liabilities-Current	164,461	118,829	90,971
Non-current
Bank loans (gross)	683,470	702,545	341,304
Loan notes	278,307	322,183	392,508
Finance leases	617	771	344
Interest swaps and caps - Fair value through profit and loss (FVTPL)	1,795	2,902	2,794
Total financial liabilities-Non Current	964,189	1,028,401	736,950

28.6.	Foreign currency sensitivity analysis
The Group is mainly exposed to foreign currency in Sterling and Euro currency.
The following table details the Group's sensitivity to a one percent increase and decrease in the Euro against the relevant foreign currencies. The foreign sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a one percent change in foreign currency rates. A positive number below indicates an increase in profit where the Euro strengthens against the relevant currency. For a one percent weakening of Euro against the relevant currency, there would be a comparable impact on the profit and the balances below would be negative.

	GBP	RON	CHF	USD
	€’000	€’000	€’000	€’000

2016 Effect in Profit or loss	142	1	1	(14)
2015 Effect in Profit or loss	143	2	—	8
2014 Effect in Profit or loss	22	5	1	—
The above exposure in the current year is attributable to the exposure outstanding on receivables and payables at the balance sheet date.

28.7.	Interest rate swap and cap contracts
Under interest rate swap contracts, the Group agrees to exchange the difference between fixed and floating rate interest amounts calculated on agreed notional principal amounts. Such contracts enable the Group to mitigate the risk of changing interest rates on the fair value of issued fixed rate debt held and the cash flow exposures on the issued variable rate debt held. The fair value of interest rate swaps at the reporting date is determined by discounting the future cash flows using the curves at the reporting date and the credit risk inherent in the contract, and is disclosed below. The average interest rate is based on the outstanding balances at the end of the financial year.
The Group has assessed the changes in its fair value due to changes in credit risk, and given the existing credit score for the Group, management assessed that there is no material change in the fair value due to credit risk.

Host Europe Holdings Limited

The following tables detail the notional principal amounts and remaining terms of interest rate swap and cap contracts outstanding as at 31 December 2016:

Outstanding receive floating pay fixed contracts	Average contract fixed interest rate			Notional principal value			Fair value
	2016	2015	2014	2016	2015	2014	2016	2015	2014
	%	%	%	€	€	€	€	€	€

Less than 1 year	0.9805%	—	—	204,391	—	—	205,844	—	—
1 to 2 years	2.1000%	0.9805%	—	124,033	225,489	—	124,375	223,038	—
2 to 5 years	—	2.1000%	0.9805%	—	149,094	225,020	—	148,643	222,226
5 years +	—	—	—	—	—	—	—	—	—
				328,424	374,583	225,020	330,219	371,681	222,226

28.8.	Fair value measurements
The information set out below provides information about how the Group determines fair values of various financial assets and financial liabilities.
The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable:

•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).
Fair value of the Group’s financial assets and financial liabilities that are measured at fair value on a recurring basis
Some of the Group's financial assets and financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial assets and financial liabilities are determined (in particular, the valuation technique(s) and inputs used).

Category of financial liability	Fair value at 31 December 2016, 2015 and 2014	Level in Hierarchy	Description of valuation technique	Inputs used for valuation model	Total gains and (losses) recognised in PL
Interest rate swaps and caps	Yes	2	Interest rate swap and cap contracts are not traded in active markets. Fair valued using observable forward exchange rates and interest rates corresponding to the maturity of the contracts.	Observable forward exchange rates and interest rates corresponding to the maturity of the contracts. Effect of non-observable inputs is not significant for interest rate swaps.	Yes
Contingent consideration	Yes	3
The calculation of the earn-out due is conditional on specific events and based on the increase of the EBITDA for the last twelve months until the date the earn-out is due as well as an EBITDA multiple of 4.0. It is capped by the multiple of 2.0 of the free cash flow, defined as EBITDA less Capex, in the same year.
				Business projections of absolute values for profit and loss (EBITDA) and capital expenditure, resulting from the business plan until the financial year 2018.	Yes
The directors consider that the carrying amounts of all financial assets and financial liabilities recorded at amortised cost in the financial statements approximate to their fair values.

Host Europe Holdings Limited

28.8.1.	Reconciliation of Level 3 fair values
The following table shows a reconciliation from the opening balances to the closing balances for Level 3 fair values.

	Velia.net Inter-netdienste GmbH	Paragon Internet Group Limited	Sign-Up Technologies Limited	Total
	€’000	€’000	€’000	€’000

At 1 January 2014	—	—	—	—
Contimgent consideration recognized on business combination	—	—	813	813
Unwind of interest recognized in profit and loss	—	—	—	—
Fair value adjustments recognized in profit and loss	—	—	—	—
Exchange differences	—	—	—	—
At 31 December 2014	—	—	813	813
Contingent consideration recognized on business combination	—	30,287	—	30,287
Unwind of interest recognized in profit and loss	—	530	—	530
Remeasurement	—	—	242	242
Fair value adjustments recognized in profit and loss	—	—	—	—
Exchange differences	—	(850)	(24)	(874)
At 31 December 2015	—	29,967	1,031	30,998
Contingent consideration recognized on business combination	5,145	—	—	5,145
Paid in the year	—	—	(306)	(306)
Unwind of interest recognized in profit and loss	204	2,334	—	2,538
Fair value adjustments recognized in profit and loss	—	1,218	(266)	952
Exchange differences	—	(4,213)	(43)	(4,256)
At 31 December 2016	5,349	29,305	417	35,071
29.    Events after the balance sheet date
There were no material events after the reporting date that result in a disclosure for the financial statements.
Note 31 provides further information on the change of the shareholder.

30.	Related party transactions
Balances and transactions between the company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

30.1.	Trading transactions
During the year ended 31 December 2016 monitoring fees and travel expenses of €269,000 (2015: €350,000, 2014: 249,000) were charged to the Group by the major shareholder, Cinven Private Equity, for stewardship of the Group. The amount outstanding as at 31 December 2016 was €70,000 (2015: €68,000, 2014: nil).

Host Europe Holdings Limited

30.2.	Remuneration of key management personnel
The remuneration of the directors, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

	2016	2015	2014
	€’000	€’000	€’000

Short-term employee benefits (Salaries, fees, bonuses and benefits in kind)	1,447	1,282	1,081
Post-employment benefits (Money purchase pension contributions)	36	36	18
	1,483	1,318	1,099

31.	Ultimate controlling party
The ultimate controlling party of the Group is the Fifth Cinven Fund which holds the majority of the shares in the company and which is managed by Cinven Capital Management (V) General Partner Limited.
On 6 December 2016, US-based GoDaddy Inc., the world's largest cloud platform dedicated to small, independent ventures, has entered into a definitive agreement to acquire Host Europe Holdings and its subsidiaries (the Group). The transaction has been approved by the GoDaddy board of directors and the Group’s shareholders and is expected to close in the second quarter of 2017, subject to certain closing requirements.

32.	Correction of errors
Subsequent to the issuance of the Company’s financial statements for the year-ended 31 December 2015, the Group discovered the following accounting errors in financial years 2014 and 2015 which have been corrected by restating each of the affected financial statement line items and respective notes both for financial year 2014 and 2015 as summarized by the following table.

	€’000	€’000	€’000	€’000
	As previously reported	Adjustments	Purchase price adjustments	As restated
2014
Goodwill	502,138	4,962	—	507,100
Total assets	502,138	4,962	—	507,100
Deferred tax liabilities	(58,284)	(6,306)		(64,590)
Total liabilities	(58,284)	(6,306)	—	(64,590)
Foreign exchange reserve	(86)	(590)		(676)
Accumulated deficit	(64,724)	(754)		(65,478)
Equity	(64,810)	(1,344)	—	(66,154)
Income tax (charge)/credit	1,645	(754)	—	891
2015
Goodwill	670,264	5,534	29,447	705,245
Trade and other receivables	41,046	(2,046)	—	39,000
Total assets	711,310	3,488	29,447	744,245
Current tax liabilities	(4,783)	(1,802)	—	(6,585)
Trade and other payables	(145,174)	—	(29,963)	(175,137)
Deferred tax liabilities	(82,400)	(5,193)	—	(87,593)
Total liabilities	(232,357)	(6,995)	(29,963)	(269,315)
Foreign exchange reserve	(5,336)	(1,196)	—	(6,532)
Accumulated deficit	(120,397)	(9,411)	(530)	(130,338)
Equity	(5,336)	(1,196)	—	(6,532)
Income tax (charge)/credit	9,158	(8,657)	—	501
Finance costs	(100,107)	—	(530)	(100,637)

Host Europe Holdings Limited

Adjustments - 2014

(i)
In 2013 a deferred tax liability on identified intangible assets arising on a business combination was calculated using incorrect tax rates. The error was corrected by increasing goodwill and deferred tax liabilities by €7,562K as of 31 December 2013 in order to restate the 1 January 2014 opening balance sheet.

(ii)
 In 2013 a deferred tax asset related to goodwill was omitted from the business combination accounting. This was corrected as at 1 January 2014 by increasing deferred tax assets by €2,500k, decreasing retained earnings by €100k and decreasing goodwill by €2,600k.

The overall effect of the aforementioned adjustments (i) and (ii) on goodwill as at 31 December 2014 amounted to €4,962k, and on deferred tax liabilities was €6,306k.
The overall effect on deferred tax expense (included in tax (charge)/credit) and accumulated deficit (equity) of these adjustments (i) and (ii) was a charge of €754k in the year ended 31 December 2014. Foreign exchange reserves were impacted by a loss of €590k.
Adjustments - 2015

(iii)
A deferred tax liability of €936k had been omitted from the Intergenia Holding GmbH business combination accounting. This has been corrected by increasing goodwill and deferred tax liabilities on acquisition by €936k, together with an associated income statement impact.

(iv)	During the finalisation of the 2015 tax returns inaccuracies in the UK tax calculations were identified. The deferred tax asset and the income tax credit were increased by €1,358k.

(v)
A calculation error resulted in current tax liabilities being understated by €1,802k. The correction comprised a reclassification of advance tax payments of €863k from trade and other receivables to tax creditors and an additional current tax charge of €2,665k.

(vi)
A GBP denominated receivable was translated at an incorrect foreign exchange rate overstating trade and other receivables by €1,183k. The correction has been recorded in other comprehensive income (foreign exchange reserves) and other receivables.

The overall impact of the aforementioned adjustments (v) and (vi) on trade and other receivables amounted to a decrease of €2,046k.
The overall impact of adjustments (iii), (iv), (vi) and (vii) above, together with carryover impacts of the 2014 adjustments (i) and (ii), was to:

–	Increase goodwill at 31 December 2015 by €5,534k;

–	Increase current tax liabilities at 31 December 2015 by €1,802k;

–	Increase deferred tax liabilities at 31 December 2015 by €5,193k;

–	Increase the foreign exchange reserve at 31 December 2015 by €1,196k; and

–	Decrease the income tax credit in the year-ended 31 December 2015 by €8,657k.
There is no impact on the total operating, investing or financing cash flows for the years ended 31 December 2014, 2015 and 2016.
Purchase price adjustment

(i)
The purchase price adjustment relates to recognition of contingent consideration for the acquisition of Paragon Internet Group Ltd as at the date of acquisition. Further information is provided in note 24.8. The adjustment had the impact of increasing goodwill at 31 December 2015 by €29,447k, increasing trade and other payables by €29,963k, and increasing finance costs by €530k.